- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

  Date of Report June 28, 1996 (Date of Earliest Event Reported June 19, 1996)

                          EL PASO NATURAL GAS COMPANY

             (Exact Name of Registrant as Specified in the Charter)

                     Incorporated in the State of Delaware
                 (State or Other Jurisdiction of Incorporation)

               1-2700                                      74-0608280
    (Commission File Number No.)               (I.R.S. Employer Identification)

       One Paul Kayser Center                                79901
100 North Stanton Street, El Paso, Texas                  (Zip Code)
(Address of Principal Executive Offices)

                                 (915) 541-2600
               Registrant's Telephone Number, Including Area Code

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

Item 5. Other Events

        On June 19, 1996, El Paso Natural Gas Company ("EPG"), now doing business as El Paso Energy Corporation, and Tenneco Inc. ("Tenneco") entered into a definitive merger agreement valued at approximately $4.0 billion. Consideration will consist of:

        o  $2.4 billion of assumed Tenneco debt;
        o the issuance of EPG equity securities valued at $750 million, based on the June 18, 1996, closing stock price of $34.875, to Tenneco's existing common and preferred shareholders, subject to a minimum and maximum exchange ratio;
        o $250 million of new Tenneco preferred stock to be issued prior to closing; and
        o approximately $600 million of assumed liabilities and other consideration.

        The merger is conditioned upon, among other things, the receipt of tax rulings and opinions stating that the spin-offs and subsequent merger are tax-free, completion of a debt realignment plan by Tenneco, certain government approvals, and approval of the Tenneco shareholders. It is expected these transactions will be completed by year-end 1996. A copy of the press release further describing the transaction is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

        Exhibits.

                99. Press release dated June 19, 1996.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        El Paso Natural Gas Company
                                                (Registrant)



                                        By /s/ JEFFREY I. BEASON
                                           ----------------------------
                                               Jeffrey I. Beason
                                         Vice President, Controller, and
                                                  Treasurer


Date: June 28, 1996

                                 EXHIBIT INDEX

Exhibit No.                                 Description
- -----------                                 -----------
    99                           Press release dated June 19, 1996